EXHIBIT 99


                         JOINT FILER INFORMATION

Name: Ronald Phillips

Address: 623 Fifth Avenue, 29th Floor,  New York,  NY 10022

Designated Filer: DKR Saturn Management L.P.

Issuer and Ticker Symbol: Isolagen, Inc. (ILE)

Date of Event requiring statement: January 3, 2005




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Signature



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                         JOINT FILER INFORMATION



Name: Michael Cotton

Address: 623 Fifth Avenue, 29th Floor,  New York,  NY 10022

Designated Filer: DKR Saturn Management L.P.

Issuer and Ticker Symbol: Isolagen, Inc. (ILE)

Date of Event requiring statement: January 3, 2005




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Signature